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                                                                  Exhibit (e)(5)


                               AMENDED SCHEDULE A

                              WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST


                                      AND

                           ING FUNDS DISTRIBUTOR, LLC



Name of Fund*

 ING Disciplined LargeCap Fund

 ING Growth Opportunities Fund

 ING LargeCap Value Fund

 ING MidCap Opportunities Fund

 ING MidCap Value Fund

 ING Principal Protection Fund

 ING Principal Protection Fund II

 ING Principal Protection Fund III

 ING Principal Protection Fund IV

 ING Principal Protection Fund V

 ING Principal Protection Fund VI

 ING Principal Protection Fund VII

 ING Principal Protection Fund VIII

 ING Principal Protection Fund IX

 ING Real Estate Fund

 ING SmallCap Opportunities Fund

 ING SmallCap Value Fund



* This Amended Schedule A to the Underwriting Agreement will be effective with respect to each Fund upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to a Fund.